Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

IQVIA Holdings Inc.

IQVIA Inc.

Benefit Holding, Inc.

BuzzeoPDMA LLC

Data Niche Associates, Inc.

IMS Software Services Ltd.

Innovex Merger Corp.

Intercontinental Medical Statistics International, Ltd.

IQVIA BioSciences Holdings, LLC

IQVIA Biotech LLC (f/k/a Novella Clinical LLC)

IQVIA Chinametrik Inc.

IQVIA Commercial Finance Inc.

IQVIA Commercial India Holdings Corp.

IQVIA Commercial Trading Corp.

IQVIA CSMS US Inc.

IQVIA Government Solutions Inc.

IQVIA Medical Communications & Consulting, Inc.

IQVIA Medical Education Inc.

IQVIA Pharma Inc.

IQVIA Pharma Services Corp.

IQVIA Phase One Services LLC

IQVIA RDS Asia Inc.

IQVIA RDS Inc.

IQVIA RDS Latin America LLC

IQVIA Trading Management Inc.

IQVIA Transportation Services Corp.

Med-Vantage, Inc.

Outcome Sciences, LLC

Q Squared Solutions Holdings LLC

Q Squared Solutions LLC

QCare Site Services, Inc.

RX India, LLC

Targeted Molecular Diagnostics, LLC

ValueMedics Research, LLC

VCG&A, Inc.

VCG-BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid		—	—	—	—	—	—	—

Fees Previously Paid	Debt	5.700% Senior Secured Notes due 2028	457(f)	$750,000,000	100%	$750,000,000 (2)	0.00014760	$110,700

	Debt	6.250% Senior Secured Notes due 2029	457(f)	$1,250,000,000	100%	$1,250,000,000 (3)	0.00014760	$184,500

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—			—	—	—	—

	Total Offering Amounts					$2,000,000,000		$295,200

	Total Fees Previously Paid							$295,200

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended.
(2)	Represents the aggregate principal amount of IQVIA Inc.’s 5.700% Senior Secured Notes due 2028 to be offered in the exchange offer to which the registration statement relates.
(3)	Represents the aggregate principal amount of IQVIA Inc.’s 6.250% Senior Secured Notes due 2029 to be offered in the exchange offer to which the registration statement relates.